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                                                                      EXHIBIT 12

                       FERRO CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES


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
(dollars in thousands)                                                            RESTATED
                                                                   2004             2003*             2002*
                                                               ------------      ------------      ------------

EARNINGS:
Pre-tax income                                                 $     31,192      $     12,016      $     47,725
Fixed charges                                                        45,393            46,720            46,297
Minority interest & affiliate earnings                                 (196)           (1,178)             (849)
Dividends from equity investees                                       5,292             1,358               691
Interest capitalization                                                (214)             (302)             (273)
                                                               ------------      ------------      ------------
 Total earnings                                                $     81,467      $     58,614      $     93,591
                                                               ============      ============      ============

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:
Interest expense                                               $     41,993      $     43,106      $     41,847
Interest capitalization                                                 214               302               273
Amortization of discounts and capitalized expenses on debt            2,399             2,225             2,384
Interest portion of rental expense                                      786             1,087             1,793
                                                               ------------      ------------      ------------
Total fixed charges                                                  45,392            46,720            46,297
Preferred stock dividends                                             1,705             2,088             2,447
                                                               ------------      ------------      ------------
Combined fixed charges and preferred stock dividends           $     47,097      $     48,808      $     48,744
                                                               ============      ============      ============

RATIO OF EARNINGS TO FIXED CHARGES:
Total earnings                                                 $     81,467      $     58,614      $     93,591
Divided by:  Total fixed charges                               $     45,392      $     46,720      $     46,297
                                                               ------------      ------------      ------------
Ratio of earnings to fixed charges                                     1.79              1.25              2.02
                                                               ============      ============      ============

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED:
STOCK DIVIDENDS:
Total earnings                                                 $     81,467      $     58,614      $     93,591
Divided by:  Combined fixed charges and preferred stock
     dividends                                                 $     47,097      $     48,808      $     48,744
                                                               ------------      ------------      ------------
Ratio of earnings to combined fixed charges and preferred
     stock dividends                                                   1.73              1.20              1.92
                                                               ============      ============      ============
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* Reflects voluntary early adoption of EITF No. 04-06.